EXHIBIT 21


             Subsidiaries of HomeFed Corporation (the "Registrant")

                                                            Percentage of
                                                            Outstanding
                                   Place of                 Stock Held by
Name of Subsidiary                 Incorporation            the Registrant
------------------                 -------------            --------------

HomeFed Communities, Inc.           California                   100%
HomeFed Resources Corporation       California                   100%














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